Dated as of September 29, 2008

Butler Service Group, Inc.
110 Summit Avenue
Montvale, NJ 07645

Attn: Mark Koscinski

Re:

Third Amended and Restated Credit Agreement, dated as of August 29, 2007 (including, all annexes, exhibits and schedules thereto, and as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among Butler Service Group, Inc. (the “Borrower”), the other Credit Parties signatory thereto, General Electric Capital Corporation, as a Lender and Agent for Lenders (the “Agent”), and the other Lenders signatory thereto from time to time.

Ladies and Gentlemen:

          Capitalized terms used in this letter (hereafter referred to as this “Agreement”) and not otherwise defined or limited herein shall have the meanings attributed to such terms in the Credit Agreement.

          As you are aware, Events of Default (collectively, the “Specified Events of Default”) have occurred and are continuing under Sections 8.1(b), 8.1(c), 8.1(d) and 8.1(f) of the Credit Agreement arising out of (a) the Borrower’s failure to comply with the minimum Borrowing Availability covenant set forth in clause (d)(i) of Annex G of the Credit Agreement for each of the August 1, 2008, August 15, 2008 and September 12, 2008 testing dates as required to be maintained pursuant to Section 6.10 of the Credit Agreement, (b) the Borrower’s delivery of a Borrowing Base Certificate to the Agent on July 22, 2008 which contained certain information which was untrue or incorrect, (c) the Borrower’s failure to promptly pay and discharge all Charges payable by it as required by Section 5.2(a) of the Credit Agreement, and (d) the Borrower’s failure to deliver to the Agent the financial and other information (other than Borrower’s 10-Q for the Fiscal Quarter ended September 30, 2007) required by Section 4.1(a) and clause (r) of Annex E of the Credit Agreement to be delivered on or prior to September 15, 2008. There may be other Defaults or Events of Default of which the Agent and the Lenders are not currently aware.

          The Borrower and Guarantors have each requested that the Agent on behalf of the Lenders forbear from the exercise of the Agent’s and Lenders’ rights and remedies available under the Credit Agreement as a result of the occurrence of the Specified Events of Default. The Agent and Lenders are willing to grant such forbearance upon the terms and subject to the conditions and limitations set forth herein.

As of September 29, 2008

A.	Forbearance.

          1.          For the period (the “Forbearance Period”) beginning as of the date first above written (the “Commencement Date”) and ending on the earlier to occur of (a) 5:00 p.m., New York time, on October 17, 2008, and (b) termination of this forbearance as provided herein (the “Forbearance Termination Date”), the Agent and the Lenders, without waiving, curing or ceasing the continuance of the Specified Events of Default, hereby agree to forbear from the exercise of any of their rights and remedies available under the Credit Agreement and the Loan Documents on account of the Specified Events of Default. Neither the Agent nor the Lenders shall have any obligation to make any Loans, issue, extend or renew, and the Borrower shall not request the issuance, extension or renewal of, any Letters of Credit or otherwise extend credit to the Borrower under the Credit Agreement during the Forbearance Period. The Lenders have considered and will continue to consider during the Forbearance Period, in their sole discretion, whether to honor borrowing requests or requests for issuances of Letters of Credit. Any past or future Loans to, or issuances of Letters of Credit for the account of, the Borrower should not be considered an agreement, express or implied, on the part of the Lenders to make any additional Loans or to issue any additional Letters of Credit or an agreement to waive any terms of the Credit Agreement in the future, including, without limitation, the satisfaction of conditions precedent to funding. The Agent’s and Lenders’ forbearance provided for herein shall be effective only with respect to the Specified Events of Default and shall automatically terminate and cease to be of force and effect, and the Agent and Lenders may exercise all of their respective rights and remedies as may be available under the Credit Agreement and under applicable law, upon or after the occurrence of any other Default or Event of Default under the Credit Agreement or any Loan Document (other than the Specified Events of Default) or a default under the terms of this Agreement (individually a “Forbearance Default” and, collectively, the “Forbearance Defaults”).

          2.          During the Forbearance Period, and provided that no Forbearance Default has occurred and that the terms and conditions of this Agreement are satisfied, the Lenders agree that they will not accelerate, nor direct the Agent to accelerate, the indebtedness owed to the Lenders under the Credit Agreement or otherwise exercise any of their rights and remedies, in each case, as a result of the Specified Events of Default outlined herein; provided, however, the Agent and the Lenders reserve all rights to charge the Default Rate of interest on all outstanding Obligations in accordance with Section 1.5(d) of the Credit Agreement from and after the date of the occurrence of the Specified Events of Default.

          3.          During the Forbearance Period, and provided that no Forbearance Default has occurred and that the terms and conditions of this Agreement are satisfied, the Agent agrees that it will neither establish any new Reserves which are not in effect on the Commencement Date nor increase any existing Reserves above the amount of such Reserves which are in effect on the Commencement Date.

As of September 29, 2008

B.	Amendments to the Credit Agreement.

          1.          Section 1.5(a) of the Credit Agreement is hereby amended and restated as of the Effective Date by deleting such Section 1.5(a) in its entirety and substituting in lieu thereof the following new Section 1.5(a):

“(a) As of the Eighth Amendment Effective Date, Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) for the period commencing on July 1, 2008 and ending on the Forbearance Termination Date, (A) with respect to Revolving Credit Advances, as determined by Agent, the Index Rate plus 5.5% per annum, or, at the election of Borrower, the applicable LIBOR Rate plus 7.0% per annum, or, at the election of Borrower, the applicable Commercial Paper Rate plus 7.0% per annum, based on the aggregate Revolving Credit Advances outstanding from time to time and (B) with respect to the Swing Line Loan, as determined by Agent, the Index Rate plus 5.5% per annum, and (ii) for the period commencing on the day following the Forbearance Termination Date and ending on the Commitment Termination Date, (A) with respect to Revolving Credit Advances, as determined by Agent, the Index Rate plus 7.5% per annum, or, at the election of Borrower, the applicable LIBOR Rate plus 9.0% per annum, or, at the election of Borrower, the applicable Commercial Paper Rate plus 9.0% per annum, based on the aggregate Revolving Credit Advances outstanding from time to time and (B) with respect to the Swing Line Loan, as determined by Agent, the Index Rate plus 7.5% per annum.”

          2.          Section 1.6(r) of the Credit Agreement is hereby amended and restated as of the Effective Date by deleting such Section 1.6(r) in its entirety and substituting in lieu thereof the following new Section 1.6(r):

“(r)(i) to the extent that such Account (other than the Referenced Accounts), together with all other Accounts owing from such Account Debtor and its Affiliates as of any date of determination, exceed 10% of all Eligible Accounts, (ii) to the extent that any Account that constitutes a Referenced Account (other than of the type described in clause (b) of the definition of “Referenced Account”) together with all other Referenced Accounts (other than of the type described in clause (b) of the definition of “Referenced Account”) owing from such Account Debtor and its Affiliates as of any date of determination, exceed 15% of all Eligible Accounts, and (iii) to the extent that any Account that constitutes a Referenced Account of the type as described in clause (b) of the definition thereof together with all other Referenced Accounts of the type as described in clause (b) of the definition thereof owing from such Account Debtor and its Affiliates as of any date of determination, exceed 20% of all Eligible Accounts;”

          3.          Section 1.9 of the Credit Agreement is hereby amended as of the Effective Date by deleting such Section 1.9(d) in its entirety and substituting in lieu thereof the following new Section 1.9(d):

As of September 29, 2008

“(d) Borrower agrees to pay to Agent, for the ratable benefit of Revolving Lenders, a non-refundable fee in an amount equal to $10,000 for any day which the Borrowing Availability for such day is less than (i) during the period commencing on July 18, 2008 and ending on the Forbearance Termination Date, $2,000,000, (ii) during the period commencing on the day following the Forbearance Termination Date and ending on December 31, 2008, $4,000,000 and (iii) during the period commencing on January 1, 2009 and ending on the Commitment Termination Date, $5,000,000, and an additional fee in the amount equal to $2,500 for each consecutive day thereafter that the Borrowing Availability remains less than the applicable amount for such day identified above; provided, that for purposes of determining the amount of the minimum Borrowing Availability pursuant to this clause (d), such determination shall be made without regard to clause (ii) of the proviso set forth in clause (d) of Annex G.”

          4.          Annex A of the Credit Agreement is hereby amended as of the Effective Date by amending and restating the definition of “Referenced Accounts” in its entirety by deleting such definition in its entirety and substituting in lieu thereof the following new definition:

              ‘“Referenced Accounts’ means (a) any Account with UTC, Boeing, Verizon, AT&T, Avon Products, Northrop Grumman, Spirit Aerosystems or Caterpillar, or such other Accounts as may be agreed to by Agent in its reasonable discretion following consultation with Borrower, and (b) any Account with BAE Systems, or such other Accounts as may be agreed to by Agent in its reasonable discretion following consultation with Borrower.”

          5.          Annex A of the Credit Agreement is hereby amended as of the Effective Date by adding the following new definition thereto in appropriate alphabetical order:

              “‘Forbearance Termination Date’ has the meaning specified in that certain Forbearance Agreement, dated as of September 29, 2008, by and among the Borrower, the other Credit Parties, the Agent and the Lenders, as amended, supplemented and modified and in effect from time to time.”

          6.          Annex G of the Credit Agreement is hereby amended as of the Effective Date by amending and restating clause (d) of Annex G in its entirety by deleting such clause (d) in its entirety and substituting in lieu thereof the following new clause (d):

              “(d) Minimum Borrowing Availability. Holdings and its Subsidiaries shall maintain Borrowing Availability of not less than (i) for the period commencing on July 1, 2008 and ending on the Forbearance Termination Date, $2,000,000, (ii) for the period commencing on the day following the Forbearance Termination Date and ending on December 31, 2008, $4,000,000, and (iii) for the period commencing on January 1, 2009 and ending on the Commitment Termination Date, $5,000,000; provided, that in determining compliance with this

As of September 29, 2008

minimum Borrowing Availability covenant, (A) the aggregate amount of Daily Reserves shall be excluded from the definition of “Reserves” for purposes of calculating Borrowing Availability and (B) Borrowing Availability shall be calculated on each Friday of each week as a daily average of the amount of Borrowing Availability for the preceding 5-day period (including for such calculations the Friday such calculation is made).”

          7.          As of the Effective Date, the Credit Agreement is hereby amended by deleting Exhibit 1.1 (a)(i) to the Credit Agreement in its entirety and substituting in lieu thereof Exhibit 1.1 (a)(i) to this Agreement.

C.      Effectiveness.

          This Agreement shall become effective as of the date first set forth above (the “Effective Date”) upon Agent’s receipt of four (4) fully-executed copies of this Agreement, duly executed and delivered by the Agent, Requisite Lenders, Borrower and Guarantors.

D.      Representations and Warranties.

          In consideration of the limited agreement of the Agent and the Lenders to forbear from the exercise of their rights and remedies as set forth above, each Credit Party hereby represents and warrants to the Agent and the Lenders, as of the date hereof, as follows:

          1.           The execution, delivery and performance of this Agreement by such Credit Party: (a) is within its organizational power; (b) has been duly authorized by all necessary or proper corporate and shareholder action; (c) does not contravene any provision of such Credit Party’s charter or bylaws or equivalent organizational documents; (d) does not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) does not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party is a party or by which such Credit Party or any of its property is bound; (f) does not result in the creation or imposition of any Lien upon any of the property of such Credit Party other than those in favor of Agent pursuant to the Loan Documents; and (g) does not require the consent or approval of any Governmental Authority or any other Credit Party.

          2.           All Loan Documents, including without limitation, this Agreement, the Credit Agreement and the Guaranties, constitute legal, valid and binding obligations of each Credit Party party thereto enforceable against each such Credit Party in accordance with the terms thereof. Each Credit Party hereby ratifies and confirms each of the Loan Documents to which such Credit Party is party to and the rights granted thereunder in favor of the Agent and the Lenders, including its liability for the Obligations as defined therein.

          3.           This Agreement has been duly executed and delivered by or on behalf of each of Borrower and the other Credit Parties.

As of September 29, 2008

          4.          No Default or Event of Default (other than the Specified Events of Default) has occurred and is continuing after giving effect to this Agreement.

          5.          The representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

          6.          As of September 29, 2008, the aggregate amount of liabilities of the Borrower and the other Credit Parties for unpaid payroll taxes equals $4,057,287, consisting of (i) $4,018,234 in liabilities for unpaid payroll taxes arising out of payroll paid prior to September 26, 2008, and (ii) $39,053 in liabilities for unpaid payroll taxes arising out of payroll paid on September 26, 2008.

E.       Other Representations, Warranties and Covenants.

          1.          The Credit Parties and the Lenders hereby agree that the decision by the Agent and the Lenders to grant the forbearance as outlined herein is not and shall not be deemed to constitute an undertaking by the Agent and the Lenders to forbear or refrain from exercising any and all rights and remedies available to them under the Credit Agreement and the other Loan Documents and under applicable law upon the occurrence of any Forbearance Default. Additionally, notwithstanding the agreement of the Agent and the Lenders to enter into this Agreement, the Agent and the Lenders hereby advise the Credit Parties that, except to the extent of the Agent and the Lenders’ forbearance expressly referenced herein through the Forbearance Period specified in this Agreement, the Agent and Lenders require strict compliance with all of the terms and conditions of the Credit Agreement and the other Loan Documents; provided, however, that the Agent or the Lenders shall not be required to issue any notices otherwise required by the Credit Agreement with respect to the Specified Events of Default during the term of this Agreement.

          2.          Each Credit Party further acknowledges and agrees that: (a) the Specified Events of Default have occurred or will occur and continue, and shall not be deemed to have been waived, cured or eliminated, in whole or in part, by this Agreement, and the Agent and the Lenders expressly reserve rights with respect to the Specified Events of Default, subject only to the terms in the Credit Agreement, the other Loan Documents and this Agreement; (b) the parties have not entered into a mutual disregard of the terms and provisions of the Credit Agreement and the other Loan Documents, or engaged in any course of dealing in variance with the terms and provisions of the Credit Agreement and the Loan Documents, within the meaning of any applicable law of the State of New York, or otherwise; and (c) as of the date hereof, principal in the amount set forth on Schedule A attached hereto, plus accrued interest was due and owing, by the Borrower under the Credit Agreement and guaranteed by the Guarantors under the Guaranties.

          3.          Each Credit Party expressly acknowledges and agrees that the Credit Agreement and other Loan Documents are valid and enforceable by the Agent and the Lenders and expressly

As of September 29, 2008

reaffirms its obligations under the Credit Agreement and other Loan Documents (including the Guaranties). Each Credit Party agrees that it shall not dispute the validity or enforceability of the Credit Agreement and other Loan Documents (including the Guaranties) or any of its obligations thereunder, or the validity, priority, enforceability or extent of the Agent on behalf of the Lenders’ security interest in or lien against any item of Collateral under the Credit Agreement and other Loan Documents.

          4.          As further consideration to induce the Agent and the Lenders to execute, deliver and perform this Agreement, each Credit Party represents and warrants that there are no claims, causes of action, suits, debts, obligations, liabilities, defenses, counterclaims, demands of any kind, character or nature whatsoever, fixed or contingent, which such Credit Party may have, or claim to have, against the Lenders or the Agent in connection with the Credit Agreement and Loan Documents, and such Credit Party hereby releases, acquits and forever discharges the Agent and each Lender and its respective agents, employees, officers, directors, servants, representatives, attorneys, affiliates, successors and assigns (collectively, the “Released Parties”) from any and all liabilities, claims, suits, debts, causes of action and the like of any kind, character or nature whatsoever, known or unknown, fixed or contingent, in connection with the Credit Agreement and Loan Documents, that the Credit Party may have, or claim to have, against each of the such Released Parties from the beginning of time until and through the dates of execution and delivery of this Agreement.

          5.          Each Credit Party covenants and agrees that it will continue to pay all Charges in accordance with Section 5.2 of the Credit Agreement from and after the Commencement Date, and that such Credit Party will not permit the aggregate amount of liabilities of the Borrower and the other Credit Parties for unpaid payroll taxes arising out of payroll paid prior to the date set forth as the “last payroll payment date” in any Borrower certification to the Agent or any Lender as to the amount of outstanding payroll taxes to exceed $4,018,234.

F.       Miscellaneous.

          1.          Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, this Agreement shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent, for itself and Lenders, may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

          2.          This Agreement, taken together with the Credit Agreement and all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto, and such Agreement may not be amended or modified and the Forbearance Period extended unless agreed to in writing executed by all parties signatory to this Agreement or as may otherwise be provided for under the terms of the Credit Agreement and the other Loan Documents. This Agreement shall constitute a Loan Document for all purposes under the Credit Agreement.

As of September 29, 2008

          3.          This Agreement, and any amendments, waivers, consents or supplements hereto may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of the Agreement.

          4.          THIS AGREEMENT AND THE TRANSACTIONS EVIDENCED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          5.          Time is of the essence for performing all matters set forth in this Agreement.

[Remainder of Page Intentionally Blank]

As of September 29, 2008

AS BORROWER:

BUTLER SERVICE GROUP, INC.

By:	/s/ Mark Koscinski

Name:	Mark Koscinski
Title:	SVP, CFO

As of September 29, 2008

AS GUARANTORS:

BUTLER INTERNATIONAL, INC.
BUTLER SERVICES INTERNATIONAL, INC.
BUTLER TELECOM, INC.
BUTLER PUBLISHING, INC.
BUTLER OF NEW JERSEY REALTY CORP.
BUTLER SERVICES, INC.
BUTLER UTILITY SERVICE, INC.

By:	/s/ Mark Koscinski

Name:	Mark Koscinski
Title:	SVP, CFO

As of September 29, 2008

AGENTS AND LENDERS:	GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender
	By:	/s/ James H. Kaufman

Duly Authorized Signatory

As of September 29, 2008

SCHEDULE A

As of September 29, 2008, the principal balance due and owing of the Revolving Loan was $32,749,118.09 and the aggregate outstanding Letter of Credit Obligations was $2,689,515.95.

Exhibit 1.1(a)(i)

[To be attached]

BUTLER SERVICE GROUP, INC.
Notice of Revolving Credit Advance - Availability Report

Capitalized terms used herein which are defined in the Third Amended and Restated Credit Agreement dated as of August 29, 2007 shall have the meanings therein defined. The Borrower hereby certifies that on the date hereof and on the borrowing date set forth above, and after giving effect to the Advances requested hereby: (I) There exists and there shall exist no Default or Event of Default under the Credit Agreement: (II) The proceeds of the Loans will be used in accordance with Section 1.4 of the Credit Agreement: (III) Each of the representations and warranties contained in the Credit Agreement which is required to be made on such Borrowing Date is and shall be true and correct: (IV) a Material Adverse Effect has not occurred, and (V) after giving effect to the Advance requested hereby, the outstanding principal amount of the Revolving Loan shall not exceed the lesser of the Borrowing Base and the Maximum Amount less in each case the outstanding principal amount of the Swing Line Loan as set forth below.

Client:	Butler Service Group, Inc.	Attn:	Phone
Fax

Bank:		Wire Information:	ABA #
	Contact:		Acct #

Amount : $	Balances:
	Revolver:

		0.00

Request Date:		0.00

Transfer Date:	Total Loan	0.00

Loan Balance/Collateral Availability Information

Revolver Balance

Before Advance	$

PLUS: Amount Requested	$

LESS: Today’s Receipts	$

After Advance			A.		$0.00

Collateral/Availability

Billed Accounts Receivable (As of [________])	$

LESS: Ineligibles	$

Eligible Billed AR		$0.00

Available @ 85% Advance Rate			B.	$

Pending Accounts Receivable (As of [_______])	$

Accrued T&M Unbilled Revenue (As of [_______])	$

Fixed Contract A/R (As of [________])	$

Eligible Pending & fixed A/R	$

Available @ 75% Advance Rate ($17MM CAP)			C.	$

Total Available (B+C)					$-0.01

LESS: Revolver (A)				$

LESS: Letters of Credit Outstanding				$

OTHER GE RESERVE

MINIMUM BORROWING AVAILABILITY COVENANT CALCULATION				$

DAILY GE RESERVE

ACTUAL AVAILABILITY TOTAL

The Borrower hereby certifies that (a) as of the date hereof, the aggregate amount of liabilities of the Borrower and the other Credit Parties for unpaid payroll taxes equals $_________, consisting of (i) $__________ in liabilities for unpaid payroll taxes arising out of payroll paid prior to [insert last payroll payment date] (the “last payroll payment date”) and (ii) $__________ in liabilities for unpaid payroll taxes arising out of payroll paid on the last payroll payment date, and (b) from and after the date hereof and the borrowing date set forth above, the Borrower and the other Credit Parties will continue to pay all Charges in accordance with Section 5.2 of the Credit Agreement.

AUTHORIZATIONS	Phone/Fax
Requested By:

The Borrower has caused this Request to be executed by its duly authorized officer as of the date and year first written above.

The execution of this document guarantees that all information included has been reviewed, verified, and found to be accurate by the signatory.

FAX TO:	FAX:
PHONE: